Exhibit 99.1

Repligen Corporation
41 Seyon Street
Building #1, Suite 100
Waltham, Massachusetts 02453
	Telephone:	781-250-0111
FOR IMMEDIATE RELEASE	Telefax:	781-250-0115

CONTACT:

Laura L. Whitehouse

Vice President, Market Development

(781) 419-1812

Repligen Announces Submission of Marketing Authorization Application in EU for SecreFlo™ to Improve Pancreatic Imaging in Patients with Pancreatitis

- Follows on U.S. FDA Grant of Priority Review for SecreFlo™ NDA -

WALTHAM, MA – March 5, 2012 – Repligen Corporation (NASDAQ:RGEN) announced today that it has submitted a marketing authorization application (MAA) to the European Medicines Agency (EMA) for SecreFlo™ to improve detection of pancreatic duct abnormalities in patients with pancreatitis. SecreFlo™ (synthetic human secretin) is used in combination with magnetic resonance imaging (MRI) and is the Company’s lead diagnostic imaging product candidate. The MAA submission for SecreFlo™ follows on the recent grant of Priority Review by the U.S. Food and Drug Administration (FDA) for the Company’s new drug application (NDA) for SecreFlo™ in the same indication. Both the MAA and NDA filings are based on positive outcomes from the Company’s Phase 3 clinical trial results.

“This MAA submission in the EU and the recent grant of priority review for our SecreFlo™ NDA in the U.S. are important achievements that reflect the commitment of our employees and clinical investigators to this program,” said Walter C. Herlihy, Ph.D., President and Chief Executive Officer of Repligen. “These accomplishments bring us all one step closer to the goal of providing a safe, reliable and cost-effective alternative to invasive endoscopic procedures for evaluating patients with pancreatitis.”

“We are pleased to have filed the SecreFlo™ MAA and look forward to working closely with the European regulators to address any questions during the review process,” stated Dr. Michael L. Hall, Chief Medical Officer of Repligen. “We believe SecreFlo™ will become an important diagnostic tool to help radiologists and gastroenterologists confidently plan the best course of treatment for their patients with pancreatitis. We also believe that there are significant cost-savings associated with the use of SecreFlo™ and MRI versus endoscopy, which would be well-received by healthcare payers.”

We anticipate receiving a response from the EMA by March 21, following validation of completeness of the SecreFlo™ MAA. Pending successful validation, the agency would then require its Committee for Medicinal Products for Human Use (CHMP) to complete a full scientific Assessment and deliver its opinion on marketing approval for SecreFlo™, a process that is expected to be completed within 10 to 12 months.

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Repligen Announces Submission of Marketing Authorization Application in EU for SecreFlo™ to Improve Pancreatic Imaging in Patients with Pancreatitis, March 5, 2012

Clinical Basis for SecreFlo™ NDA

As with the SecreFlo™ NDA in the U.S., the MAA was submitted to the EMA based on positive outcomes from the re-read of the Company’s Phase 3 clinical study. This pivotal study was a multi-center, baseline controlled, single dose study in which 258 patients were enrolled at 23 clinical sites in the U.S. and Canada. Each patient in the study received an MRI of the pancreas with and without SecreFlo™ and separately underwent endoscopy as a diagnostic reference. The MRI images were randomized and independently read and reviewed by three central radiologists.

The Phase 3 study’s co-primary endpoints were achievement of a statistically significant improvement in sensitivity of detection of abnormalities of the pancreatic ducts with minimal loss in specificity by two of the three central radiologists reading the MRI images. The study met its primary endpoints, demonstrating that the addition of SecreFlo™ to MRI resulted in a highly statistically significant improvement (p<0.0001) in sensitivity of detection of ten prespecified abnormalities of the pancreatic ducts, with minimal loss in specificity (<7.5%). All three secondary endpoints were also met, with each demonstrating highly statistically significant improvements (p<0.0001) in image quality, visualization of the main pancreatic duct and diagnostic confidence when compared to MRI alone. In addition, SecreFlo™ was shown to be safe and well tolerated. A radiologist’s ability to safely and more confidently identify and characterize pancreatic duct abnormalities has the potential to substantially improve “next-step” clinical decisions (patient triage) and patient outcomes.

About SecreFlo™

SecreFlo™ is a synthetic version of the natural human hormone secretin, which is produced in the small intestine and is important in the process of digestion. Secretin naturally stimulates the pancreas to release digestive juices into the pancreatic ducts, which fill and expand with fluid that eventually empties into the intestine. When filled with fluid, the pancreatic ducts are more effectively visualized by MRI as the fluid appears white on MRI readings. SecreFlo™ can therefore be utilized in combination with MRI, to stimulate the release of watery fluid into the pancreatic ducts “on demand” in order to improve MRI quality and more confidently identify pancreatic duct abnormalities. Such identification is important in determining the cause and potential treatment options for diseases such as pancreatitis. There are approximately 300,000 abdominal MRI procedures conducted in the U.S. and Europe each year that may directly benefit from the addition of SecreFlo™.

U.S. Regulatory Status

In the U.S., the FDA has set a goal date of June 21, 2012 for completing its review of the SecreFlo™ NDA and delivering a decision on marketing approval. The grant of Priority Review for the SecreFlo™ NDA is based on the FDA’s recognition of the need for safer, noninvasive alternatives to the diagnostic use of endoscopic retrograde cholangiopancreatography (ERCP). ERCP is an invasive endoscopic procedure that has traditionally been used to examine and treat diseases of the pancreas. More recently, the medical community has recognized the need for a safer diagnostic approach based on documented morbidity and mortality risks associated with the diagnostic use of ERCP and current practice recommendations issued by the National Institutes of Health (NIH). MRI offers a safer and noninvasive alternative to diagnostic ERCP; however, its utility is currently limited by the lack of an approved agent to enhance MRI images of the pancreatic ducts in order to achieve a definitive diagnosis. SecreFlo™ in combination with MRI is designed to fill this unmet need. SecreFlo™ has also been granted Orphan Drug status in the U.S., which qualifies Repligen to receive seven years of U.S. market exclusivity for SecreFlo™, if approved.

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Repligen Announces Submission of Marketing Authorization Application in EU for SecreFlo™ to Improve Pancreatic Imaging in Patients with Pancreatitis, March 5, 2012

About Repligen Corporation

Repligen Corporation is a leading supplier of critical biologic products used to manufacture biologic drugs. Repligen also applies its expertise in biologic product development to SecreFlo™, a synthetic hormone being developed as a novel imaging agent for the diagnosis of a variety of pancreatic diseases. In addition, the Company has two central nervous system (CNS) rare disease programs in Phase 1 clinical trials. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested at www.repligen.com.

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements regarding future financial performance and position, the Food and Drug Administration approval of our NDA for SecreFlo™, the European Medicines Agency’s approval of our MAA for SecreFloTM, plans and objectives for future operations, plans and objectives for product development, plans and objectives for regulatory approval, product development, our market share and product sales and other statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” or “could” and similar expressions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our ability to develop and commercialize products and the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; the ability to obtain, and the timing and receipt of, FDA approval for our NDA; our ability to obtain other required regulatory approvals; the success of current and future collaborative or supply relationships; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; the success of our clinical trials; new approaches to the treatment of our targeted diseases; our compliance with all Food and Drug Administration and EMEA regulations; our ability to obtain, maintain and protect intellectual property rights for our products; the risk of litigation regarding our intellectual property rights; our limited sales capabilities; our volatile stock price; and other risks detailed in Repligen’s annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

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